Exhibit 4

FORM OF FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT dated as of the date specified in Schedule I hereto, between the HELLENIC REPUBLIC (the “Republic”) and the national banking association organized and existing under the laws of the United States of America, as specified in Schedule I hereto (the “Fiscal Agent”).

1.                                       The Debt Securities.  The Republic is issuing and selling, pursuant to a Terms Agreement (the “Terms Agreement”) described in Schedule I hereto, which incorporates by reference an Underwriting Agreement filed as an exhibit to the Republic’s registration statement (No. 333-[•]) under Schedule B of the Securities Act of 1933, the debt securities described in Schedule I hereto (the “Debt Securities”).  The Debt Securities will be issued in fully registered form in the denominations specified in Schedule I hereto and integral multiples thereof.  The forms of Debt Securities are attached hereto as Exhibit I.

The Debt Securities may have such letters, numbers or other marks of identification or endorsements not referred to herein placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by any authorized signatory of the Republic specified in Schedule I hereto (the “Republic Authorized Signatory”), such determination being conclusively evidenced by such person’s execution of the Debt Securities.

The Debt Securities shall be executed on behalf of the Republic manually or by the facsimile signature of the Republic Authorized Signatory and shall bear the facsimile of the written, printed or stamped name of the Republic thereon imprinted.  Debt Securities bearing the signature of an individual who was at any time the Republic Authorized Signatory shall bind the Republic, notwithstanding that such individual shall have ceased to hold such office prior to the authentication and delivery of such Debt Securities, except that the Fiscal Agent may complete, countersign, issue and deliver any Debt Security executed by such Republic Authorized Signatory only until otherwise instructed in writing by a Republic Authorized Signatory.

Interest will be payable semiannually, as specified in the Debt Securities, on each “Interest Payment Date”, as defined in the Debt Securities, to holders of record on each “Record Date”, as defined in the Debt Securities.  Notwithstanding anything to the contrary provided herein, or as specified in the provisions of the Debt Securities, any payment of principal or interest or additional amounts, if any, falling due on a day which is not a Business Day (as defined below) for the Fiscal Agent will be payable on the next succeeding Business Day and no interest shall accrue for such intervening period.

Interest will be paid by check mailed to each holder of record on the relevant Record Date at the address of such person as shown on the Debt Security register.  Notwithstanding the foregoing, in the case of a DTC Registered Global Debt Security (as defined herein), payments shall be made to DTC as is customary in arrangements between the Fiscal Agent and DTC.  Any holder of Debt Securities, the aggregate principal amount of which equals or exceeds $1,000,000, may, by written notice, in form satisfactory to the Fiscal Agent, delivered to the Fiscal Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Debt Securities by wire transfer in same-day funds to a bank account maintained by such holder in the United States.  Principal of a Debt Security will be paid to the registered holder at maturity upon presentation of such Debt Security at the principal corporate trust office of the Fiscal Agent in The City of New York.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed.

2.                                       Appointment as Agent.  The Republic hereby appoints the Fiscal Agent as its Paying Agent, Transfer Agent and Registrar for the Debt Securities to perform such duties as are hereinafter set forth. So long as the Debt Securities are listed on the Luxembourg Stock Exchange and in the event that the Debt Securities are issued in definitive form, or the Luxembourg Stock Exchange otherwise so requires, the Republic shall appoint and maintain an additional paying agent and transfer agent in Luxembourg.  The Republic shall promptly notify the holders of the Debt Securities of such appointment in accordance with Section 12 hereof.

3.                                       Duties as Paying Agent.  The Republic hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby agrees, to make payments on behalf of the Republic in the Borough of Manhattan, The City of New York, State of New York, U.S.A., in accordance with the Republic’s written instructions and, in the event that an additional Paying Agent has been appointed and is maintained by the Republic in Luxembourg, the Republic shall cause such Paying Agent to make payment in Luxembourg, of principal of and interest and additional amounts, if any, on the Debt Securities in the manner provided in the Debt Securities.  The Republic shall deposit with the Fiscal Agent at its principal office in The City of New York on the payment date by 10:00 a.m. New York time in Federal funds (same-day funds), sums sufficient for such payments of principal of and interest and additional amounts, if any, on the Debt Securities.  The Fiscal Agent shall not be liable for any interest on any such moneys held by it under this Agreement.

In the event that any holder of Debt Securities shall deliver to the Republic written notice of a default, as provided in the Debt Securities, the Republic shall, by facsimile relay such notice to the Fiscal Agent.  Such notice shall be confirmed in writing by the Republic, as promptly as possible, to the Fiscal Agent.  In the event that any holder of Debt Securities shall deliver to the Fiscal Agent, attention of the Corporate Trust & Loan Agency as set forth in Schedule I hereto, a notice of a default, the Fiscal Agent shall, by facsimile relay such notice to the Republic as promptly as possible.  Such notice shall be confirmed in writing by the Fiscal Agent, as promptly as possible, to the Republic.

The Fiscal Agent shall also perform any other duties of the Paying Agent specified in the Debt Securities, the form of which is attached hereto as Exhibit I.

The Debt Securities shall not be amended to change or increase the duties of the Fiscal Agent as Paying Agent without its prior written consent.

Upon not less than 30 days’ prior written notice to the holders of the Debt Securities (with a copy to the Fiscal Agent) given as provided in Section 12 hereof, the Republic shall have the right to require the holder of a Debt Security, as a condition of making full payment of the principal of or interest or additional amounts, if any, on such Debt Security, to present at the office of any paying agency at least five Business Days prior to each Record Date a certificate in such form as the Republic may from time to time prescribe in order to comply with applicable law or regulation, to enable the Republic to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Republic or the Fiscal Agent may be required to deduct or withhold from payment in respect of such Debt Security under any present or future law of the United States or the Republic or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations.  The Republic shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination, but shall not be entitled to withhold all or part of any such payment except as the Republic determines in good faith to be required by applicable law or regulation.

4.                                       Duties as Registrar and Fiscal Agent.  The Fiscal Agent, as Transfer Agent and Registrar, shall keep at its office in The City of New York, State of New York, U.S.A. a register of the names and addresses of the holders of Debt Securities and particulars of the Debt Securities held by them and in which transfers of Debt Securities shall be registered.  No service charge shall be made for any registration, registration of transfer or exchange of Debt Securities, but the Fiscal Agent, the Transfer Agent and any other transfer agent appointed and maintained by the Republic in Luxembourg may require from holders of Debt Securities payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

The Fiscal Agent shall authenticate and deliver on original issuance the aggregate principal amount of the Debt Securities to or upon the order of the Republic Authorized Signatory, registered in the names and in the denominations as requested by the representatives of the underwriters, on behalf of the underwriters named in the Terms Agreement (the “Underwriters”), and no Debt Security shall be a valid obligation of the Republic until authenticated by the Fiscal Agent.  The Debt Securities shall be dated the date of their authentication by the Fiscal Agent.  Thereafter, the Fiscal Agent is authorized from time to time to authenticate and deliver Debt Securities upon transfers or exchanges thereof or in exchange for mutilated Debt Securities or in lieu of destroyed, stolen or lost Debt Securities, all as more fully described in the Debt Securities.

The Fiscal Agent shall also perform any other duties of the Transfer Agent and Registrar specified in the Debt Securities.

Any transfer agent appointed and maintained by the Republic in Luxembourg shall provide to the Fiscal Agent such information as it may reasonably require in connection with the delivery by such transfer agent of Debt Securities issued upon transfer or in exchange of or in replacement for other Debt Securities.

The Debt Securities shall not be amended to change or increase the duties of the Fiscal Agent in any of its capacities without prior written consent of the Fiscal Agent.

5.                                       DTC Book-Entry Provisions.  Interest in a registered global Debt Security deposited with The Depository Trust Company (“DTC”) or its nominee (any such security, a “DTC Registered Global Debt Security”) will be transferable in accordance with the rules and procedures established for that purpose by DTC.  Members of, or participants in, DTC shall have no rights under this Agreement with respect to any DTC Registered Global Debt Security, and DTC or its nominee may be treated by the Republic, any agent hereunder, and any agent of the Republic as the absolute owner of such DTC Registered Global Debt Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Republic, any agent hereunder or any agent of the Republic from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a holder.

If at any time DTC notifies the Republic that it is unwilling or unable to continue as depositary for the DTC Registered Global Debt Security, or if at any time DTC ceases to be a clearing agency registered under the United States Securities and Exchange Act of 1934, as amended, at a time when it is required to be so registered, and a successor depositary is not appointed by the Republic within 90 days after the Republic receives such notice or becomes aware of such condition, or if the Republic in its sole discretion determines that the Debt Securities should no longer be represented by the DTC Registered Global Debt Security, as the case may be, or an Event of Default as defined in the Debt Securities has occurred and is continuing with respect to the Debt Securities, DTC shall deliver the DTC Registered Global Debt Security to the Fiscal Agent for registration of transfer into definitive Debt Securities in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof, registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Fiscal Agent, and the Republic shall promptly execute, and the Fiscal Agent, upon receipt of an order by the Republic for the authentication and delivery of Debt Securities in definitive form, shall promptly authenticate, separate Debt Securities in definitive form in authorized denominations in an aggregate principal amount equal to the principal amount of the DTC Registered Global Debt Security and registered in the names and authorized denominations specified by DTC in exchange for the DTC Registered Global Debt Security.  The Fiscal Agent shall make such Debt Securities available for delivery to the entities or persons in whose names such Debt Securities are so registered.

6.                                       Terms of Acceptance of Appointments.  The Fiscal Agent hereby accepts its appointments as Paying Agent, Transfer Agent and Registrar under this Agreement upon the further terms and conditions hereinafter set forth:

(a) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall be liable only for the performance of such duties and obligations as are specifically set forth in this Agreement or are incorporated into this Agreement by reference to the Debt Securities and as are necessarily incidental thereto;

(b) no provisions of this Agreement shall relieve the Fiscal Agent from liability for its own negligent action or negligent failure to act, or its own willful misconduct, except that:

(i)                                     the duties of the Fiscal Agent shall be limited as provided in paragraph (a) of this Section; and

(ii)                                  in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely upon and be protected in acting or refraining from acting upon certificates or opinions conforming to the requirements of this Agreement as to the truth of the statements and the correctness of opinions expressed therein;

(c) the Fiscal Agent may rely and shall be protected in acting on any resolution, certificate, opinion, notice, request, order, appraisal, report, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

(d) the Fiscal Agent may consult with counsel selected by it (who may be counsel for the Republic) and any written advice (which shall include email) or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and without negligence and in accordance with such advice or opinion;

(e) the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Fiscal Agent and may engage or be interested in any financial or other transaction with the Republic, and may act on, or as depository, trustee or agent for, any committee or body of holders of Debt Securities or other obligations of the Republic, as freely as if it were not the Fiscal Agent or such aforementioned person;

(f) in acting under this Agreement, the Fiscal Agent, as Paying Agent, Transfer Agent and Registrar, is acting solely as the agent of the Republic, does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Debt Securities and does not assume any responsibility for the correctness of the recitals in the Debt Securities, except that (i) all funds held by it as Paying Agent for payment of principal of or interest or additional amounts, if any, on the Debt Securities shall be held in trust for the benefit of the holders of Debt Securities entitled thereto subject to the provisions of the following paragraph (g) and (ii) the provisions of Section 7 hereof are for the benefit of the holders of the Debt Securities;

(g) any moneys deposited with the Fiscal Agent, as Paying Agent, for the payment of the principal of and interest and additional amounts, if any, on any Debt Security remaining unclaimed for two years after such principal of or interest on or additional amounts on such Debt Security shall have become due and payable shall be repaid to the Republic forthwith, and the holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Republic for any payment to which such holder may be entitled;

(h) all Debt Securities (i) surrendered to the Fiscal Agent, as Transfer Agent or Registrar, for exchange or transfer or (ii) paid by the Fiscal Agent, as Paying Agent, shall be canceled by the Fiscal Agent and kept by the Fiscal Agent in accordance with its customary procedures, and evidence of such cancellation (and any subsequent destruction) promptly forwarded by the Fiscal Agent to the Republic Authorized Signatory, and the registered owner thereof shall be stricken from the register of Debt Securities;

(i) except as specifically provided herein or in the Debt Securities, any order, certificate, notice, request, direction or other communication from the

Republic, made or given under any provision of this Agreement shall be sufficient if signed by a Republic Authorized Signatory.  The Republic will furnish the Fiscal Agent with a certificate as to the incumbency and specimen signatures of persons who are Republic Authorized Signatories upon the execution of any of the Debt Securities.  Until the Fiscal Agent receives a subsequent certificate from the Republic, the Fiscal Agent shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Republic Authorized Signatory;

(j) whenever in the administration of this Agreement, the Fiscal Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may rely in good faith upon a certificate signed by a Republic Authorized Signatory and delivered to the Fiscal Agent;

(k) the Fiscal Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Fiscal Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Fiscal Agent shall determine to make such further inquiry or investigation, the Republic shall cooperate therewith to such extent as is reasonable under the circumstances;

(l) the Fiscal Agent shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Debt Securities and no permissive power or authority available to the Fiscal Agent shall be construed as a duty;

(m) the Fiscal Agent shall not be charged with knowledge of any default or Event of Default by the Republic hereunder or under any of the Debt Securities unless the Fiscal Agent shall have received written notice thereof from the Republic or the holder of any Debt Security;

(n) compensation to the Fiscal Agent hereunder shall not be limited by any provision of law in regard to the compensation of a trustee or an express trust;

(o) the recitals contained herein and in the Debt Securities (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Fiscal Agent) shall be taken as the statements of the Republic, and the Fiscal Agent assumes no responsibility for the correctness of the same.  The Fiscal Agent makes no representation as to the validity or sufficiency of this Agreement or the Debt Securities, provided that the Fiscal Agent shall not be relieved of its duty to authenticate Debt Securities as authorized herein.  The Fiscal Agent shall not be accountable for the use or application by the Republic of the proceeds of any Debt Securities authenticated and delivered by or on behalf of the Fiscal Agent in conformity with the provisions of this Agreement;

(p) except as specifically provided herein or in the Debt Securities, the Fiscal Agent shall not have any duty or responsibility in case of any default by the Republic in the performance of its obligations.  Under no circumstances does the Fiscal Agent have any duty or responsibility to accelerate all or any of the Debt Securities or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Republic; nothing herein or in the Debt Securities shall obligate the Fiscal Agent to provide notice of any default by the Republic in the performance of its obligations;

(q) the Fiscal Agent shall not be responsible for delays or failure in performance resulting from acts beyond its control.  Such acts include, but are not limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters of similar nature;

(r) the rights, protections, immunities and indemnities afforded to the Fiscal Agent pursuant to this Section 6 shall also be afforded to the Fiscal Agent in its capacities as Paying Agent, Transfer Agent and Registrar, as the case may be;

(s) to help the United States Government fight the funding of terrorism and money laundering activities, United States Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened, the [•] and/or the Fiscal Agent will ask for information that will allow each of them to identify relevant parties; and

(t) whether or not therein expressly so provided, every provision of the Debt Securities relating to the conduct of or affording protection to the Fiscal Agent shall be subject to this Section 6.

7.                                       Resignation and Removal; Appointment of Successor.  The Republic agrees, for the benefit of the holders of the Debt Securities, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, State of New York, U.S.A., and authorized under such laws to exercise corporate trust powers, until all the Debt Securities

(i) shall have been delivered to the Fiscal Agent for cancellation or (ii) became due and payable and money has been irrevocably deposited with the Fiscal Agent in an amount sufficient to pay all principal, interest and additional amounts, if any, to the date of such deposit on the outstanding Debt Securities.  The Fiscal Agent may resign at any time by giving written notice to the Republic of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which notice is given, unless the Republic shall agree to a shorter period); and the Republic may remove the Fiscal Agent at any time by giving notice to the Fiscal Agent specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

(a) any resignation or removal of the Fiscal Agent shall be effective only upon appointment by the Republic of a qualified successor paying agent, transfer agent and registrar and the latter’s acceptance thereof;

(b) if the Fiscal Agent shall resign, be removed or become incapable of acting as Paying Agent, Transfer Agent and Registrar for any cause, the Republic shall promptly appoint a successor paying agent, transfer agent and registrar;

(c) any successor paying agent, transfer agent and registrar appointed by the Republic shall be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City of New York, State of New York, U.S.A.;

(d) every successor paying agent, transfer agent and registrar appointed hereunder shall execute and deliver to the Republic and to its predecessor paying agent, transfer agent and registrar an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the predecessor paying agent, transfer agent and registrar shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of its predecessor paying agent, transfer agent and registrar.  Such predecessor paying agent, transfer agent and registrar shall, at the direction of the Republic and upon payment of its compensation and expenses then due and unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued bond certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor paying agent, transfer and registrar under this Agreement;

(e) the Republic shall give, or cause to be given, notice of each resignation and each removal of the paying agent, transfer agent and registrar and each appointment of a successor paying agent, transfer agent and registrar by mailing written notice of such event to the holders of the Debt Securities as their names and addresses appear in the register maintained pursuant to Section 4 hereof; and

(f) in the event that a successor paying agent, transfer agent and registrar is not appointed within 60 days after notice of resignation or removal (as is provided in this Section 7), the Fiscal Agent may petition a court of competent jurisdiction to make such appointment.

8.                                       Merger, Consolidation and Sale of Fiscal Agent.  In the event of any merger or consolidation of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent’s corporate trust business, the corporation resulting from such merger or consolidation, or the transferee in the case of any such sale, shall be the paying agent, transfer agent and registrar hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible under applicable law and this Agreement.  Notice of any such merger, consolidation or sale shall forthwith be given to the Republic.

9.                                       Compensation and Indemnification.  The Republic agrees (1) to pay the Fiscal Agent reasonable compensation for its services as Paying Agent, Transfer Agent and Registrar under this Agreement, and to reimburse it upon its request for all reasonable costs and expenses incurred by the Fiscal Agent in accordance with any provision of this Agreement, such compensation and the further terms of such reimbursement to be mutually agreed upon from time to time by separate written agreements, and (2) to indemnify the Fiscal Agent (including in its capacity as Paying Agent, Transfer Agent and Registrar) for, and to hold it harmless against, any loss, liability, claim or expense incurred by it without negligence or willful misconduct or bad faith on its part arising out of or in connection with acting pursuant to this Agreement or the Debt Securities, including the costs and expenses (including counsel fees) of defending itself against any claim (whether asserted by the Republic, a holder, or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Debt Securities.  If the Fiscal Agent (including in its capacity as Paying Agent, Transfer Agent and Registrar) shall cease to be the Fiscal Agent hereunder , it shall repay to the Republic the unearned portion, if any, calculated on a pro rata basis, of any compensation paid in accordance with clause (1) above.  The obligations of the Republic and the Fiscal Agent under this Section 9 shall survive payment of all of the Debt Securities, termination of this Agreement or the resignation or removal of the Fiscal Agent.  Except as otherwise specifically provided herein, none of the provisions contained in this Agreement shall require the Fiscal Agent (including in its capacity as Paying Agent, Transfer Agent and Registrar) to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties.

10.           Meetings and Amendments.

(a) Calling of Meeting, Notice and Quorum.  A meeting of holders of Debt Securities may be called at any time as specified hereunder and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Debt Securities to be made, given or taken by holders of the Debt Securities or to modify, amend or supplement the terms of the Debt Securities or this Agreement as hereinafter provided.  The Republic may at any time call a meeting of holders of Debt Securities for any such purpose to be held at such time and at such place as the Republic shall determine.  In case at any time the Republic or the holder or holders of 10% or more in principal amount of the Debt Securities at the time outstanding shall, after the occurrence and during the continuance of any default under the Debt Securities, have requested the Fiscal Agent to call a meeting of the holders of Debt Securities for any purpose specified in the first sentence of this Section 10(a), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purpose by giving notice thereof pursuant to instructions regarding the regulations for such meeting received from the Republic as set forth below.  Notice of every meeting of holders of Debt Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Debt Securities to the holders of the Debt Securities at the time outstanding and the Republic, as applicable, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 15 day nor more than 60 days prior to the date fixed for such meeting).

To be entitled to vote at any meeting of holders of Debt Securities, a person shall be a holder of outstanding Debt Securities or a person duly appointed by an instrument in writing as proxy for such a holder.  The quorum for any meeting convened to consider a Non-Reserved Matter (as defined in subsection (b) of this Section) shall be one or more persons holding or representing not less than 66 2/3% of the aggregate principal amount of the Debt Securities at the time outstanding or, at the reconvening of any such meeting adjourned for a lack of a quorum for the taking of any action set forth in the notice of the original meeting, not less than 25% of the aggregate principal amount of the Debt Securities at the time outstanding.  At any meeting, the business of which is to consider Reserved Matters (as defined in subsection (c) of this Section), the necessary quorum will be one or more persons holding or representing not less than 75% of the aggregate principal amount of the Debt Securities at the time outstanding or, at the reconvening of any such meeting adjourned for a lack of a quorum for the taking of any action set forth in the notice of the original meeting, not less than 50% of the aggregate principal amount of the Debt Securities at the time outstanding.

The Republic may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Debt Securities with respect to the proof of the holding of the Debt Securities, appointment of proxies in respect of holders of Debt Securities, the record date for determining the registered owners of Debt Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate; if the Fiscal Agent is calling such meeting upon request of the Republic or the holders of Debt Securities, the Republic shall provide the Fiscal Agent with a form of notice setting forth of such regulations (and such other information as the Fiscal Agent may request) no later than two Business Days prior to the date the notice for the meeting is supposed to be given by the Fiscal Agent.

(b) Approval of Non-Reserved Matters.  (i) At any meeting of holders of Debt Securities duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities at the time outstanding, or in the case of an adjourned meeting of not less than 25% in aggregate principal amount of the Debt Securities at the time outstanding, or (ii) by written consent of the holders (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of Debt Securities) of not less than 66 2/3% in aggregate principal amount of the Debt Securities at the time outstanding, the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Debt Securities or, insofar as it affects the Debt Securities, this Agreement, in any way, other than a modification, amendment or supplement constituting a Reserved Matter (as defined in subsection (c) of this Section), and the holders of Debt Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Debt Securities to be made, given or taken by holders of Debt Securities, other than requests, demands, authorizations, directions, notices, consents, waivers or other actions constituting Reserved Matters (as defined in subsection (c) of this Section).

(c) Approval of Reserved Matters.  (i) At any meeting of holders of Debt Securities duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Debt Securities at the time outstanding, or in the case of an adjourned meeting of not less than 50% in aggregate principal amount of the Debt Securities at the time outstanding, or (ii)

by written consent of the holders (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of Debt Securities) of not less than 75% in aggregate principal amount of the Debt Securities at the time outstanding, the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Debt Securities or, insofar as respects the Debt Securities, this Agreement, in any way that would (A) change the due date for the payment of the principal, premium (if any) or any installment of interest on the Debt Securities, (B) reduce or cancel the principal amount or redemption price or premium (if any) of the Debt Securities, (C) reduce the portion of the principal amount which is payable upon acceleration of the maturity of the Debt Securities, (D) reduce the interest rate on the Debt Securities or any premium payable upon redemption of the Debt Securities, (E) change the currency in which interest, premium (if any) or principal will be paid or the places at which interest, premium (if any) or principal of the Debt Securities is payable, (F) shorten the period during which the Republic is not permitted to redeem the Debt Securities, or permit the Republic to redeem the Debt Securities if, prior to such action, the Republic is not permitted to do so, (G) reduce the proportion of the principal amount of the Debt Securities whose vote or consent is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Debt Securities, (H) reduce the proportion of the principal amount of the Debt Securities whose vote or consent is necessary to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided to be made in this Agreement or the terms and conditions of the Debt Securities, (I) change the obligation of the Republic to pay additional amounts with respect to the Debt Securities, (J) change the definition of “reserved matters” or of “outstanding” contained in this Agreement, (K) change the governing law provision of the Debt Securities, (L) change the courts to the jurisdiction of which the Republic has submitted, its obligation under this Agreement or the terms and conditions of the Debt Securities to appoint and maintain an agent for service of process or the waiver of immunity in respect of actions or proceedings brought by any holder based upon the Debt Securities, or (M) appoint a committee to represent holders of the Debt Securities after an Event of Default occurs with respect to the Debt Securities.  Each of the actions set forth in clauses (A) through (M) of the preceding sentence is referred to herein as a “Reserved Matter”.

(d) Approval of Non-Material Amendments.  The Republic and the Fiscal Agent may, without the vote or consent of any holder of Debt Securities, amend this Agreement or the Debt Securities for the purpose of (A) adding to the Republic’s covenants for the benefit of the holders of Debt Securities, (B) waiving any right or power conferred upon the Republic, (C) providing security or collateral for the Debt Securities, (D) curing any ambiguity or curing, correcting or supplementing any defective provision in the Debt Securities or this Agreement, (E) amending this Agreement or any of the Debt Securities in any manner which the Republic and the Fiscal Agent may determine and which is not inconsistent with the Debt Securities and does not in the opinion of the Republic adversely affect the interest of any holder of Debt Securities, (F) correcting in the opinion of the Republic a manifest error of a formal, minor or technical nature, or (G) complying with mandatory provisions of law or any other modification provided that such modification is not in the opinion of the Republic materially prejudicial to the interests of the holders of Debt Securities.

In executing any amendment permitted by this paragraph (d) of this Section 10, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of the Republic, at the Republic’s expense, stating that the execution of such amendment is authorized or permitted by this Agreement, that such amendment does not adversely affect in any material respect the interests of the holders of the Debt Securities, and that such amendment constitutes the legal, valid and binding obligation of the Republic enforceable in accordance with its terms and subject to customary exceptions.  The Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Fiscal Agent’s own rights, duties or immunities under this Agreement or otherwise.

(e) Form of Proposed Amendments.  It shall not be necessary for the vote or consent of the holders of Debt Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.  Any amendment of this Agreement by the Republic and the Fiscal Agent shall be made in writing.

(f) Binding Nature of Amendments, Notices etc. Any instrument given by or on behalf of any holder of a Debt Security in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Debt Security or any Debt Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Debt Securities, whether or not they have given such consent or cast such demand, authorization, direction, notice, consent, waiver or other action is made upon the Debt Securities. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Debt Securities or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given by the Fiscal Agent to each holder of Debt Securities affected thereby as soon as practicable thereafter.

(g) Definition of “Outstanding”.  For the purposes of ascertaining the right to attend and vote at any meeting of holders of the Debt Securities and for purposes of determining whether the required percentage of holders of Debt Securities (A) is present at a meeting for quorum purposes, (B) has consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement to the Debt Securities or this Agreement, or (C) has delivered a notice of acceleration of the Debt Securities, any Debt Securities that the Republic owns or controls directly or indirectly will be disregarded and deemed not to be outstanding.  For this purpose, Debt Securities owned, directly or indirectly, by the Bank of Greece or any of the Republic’s local authorities and other local authorities’ entities will not be regarded as, or deemed to be, owned or controlled, directly of indirectly by the Republic.

As used in this subsection (g) “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

11.           Consent to Service; Jurisdiction.  The Republic will appoint the Consul General of the Republic, 69 East 79th Street, New York, NY 10021, U.S.A. as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Debt Securities (“Proceedings”) which may be instituted in any state or Federal court in The City of New York, State of New York, U.S.A. by the holder of a Debt Security of which the Fiscal Agent is acting as fiscal agent hereunder, and the Republic expressly accepts the jurisdiction of any such court in respect of any such Proceedings, subject to the qualifications stated below relating to actions brought under the United States securities laws or the securities laws of any state of the United States.  Such appointment shall be irrevocable so long as any Debt Securities remain outstanding, unless and until a successor Authorized Agent shall have been appointed and such successor Authorized Agent shall have accepted such appointment.  The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated in this Section 11 and written notice of such service to the Republic (sent by registered mail or delivered by courier to the Republic at the address set forth in Section 12 hereof) shall be deemed, in every respect, effective service of process upon the Republic.  Upon receipt of such service of process, the Authorized Agent shall advise the Republic Authorized Signatory promptly by facsimile of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.  Notwithstanding the foregoing, any Proceeding against the Republic may also be instituted by the holder of a Debt Security in any competent court in the Republic, in which case a copy of the documents filed in such court in connection with the institution of such proceeding shall be served upon the Minister of Finance of the Republic at least one month prior to the date fixed by such court to hear such matter.

The Republic hereby waives irrevocably, to the fullest extent permitted by the laws of the Republic and international conventions, any immunity from jurisdiction to which it might otherwise be entitled in any Proceeding which may be instituted as provided in this Section in any state or Federal court in The City of New York, State of New York, U.S.A., or in any competent court in the Republic.  In addition, the Republic hereby waives irrevocably any immunity from execution and attachment and any process in the nature thereof in any proceeding, except that, to the extent not permitted by the laws of the Republic and international conventions, such waiver shall not apply to the funds, assets and general property of the Republic located in the Republic or to the premises of the Republic’s diplomatic missions in any jurisdiction which affords immunity thereto or with respect to assets of the Republic outside the Republic necessary for the proper functioning of the Republic as a sovereign power.  Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States securities laws or the securities laws of any state of the United States.

EACH OF THE REPUBLIC AND THE FISCAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

12.           Notices.  Except as may otherwise be provided in this Agreement, any notice or instructions given pursuant to any of the provisions of this Agreement shall be and delivered in person, sent by letter or facsimile and shall be delivered:

(a) to the Republic at:

Ministry of Finance

General Accounting Office

Public Debt Directorate

37 Panepistimiou St.

101 65 Athens

Greece

Telephone: [•]

Facsimile: [•]

(b) to the Fiscal Agent at the address specified in Schedule I hereto, or at such other address as may be specified in writing to the other party.

(c) to the holders of the Debt Securities at their addresses specified in the register maintained pursuant to Section 4 hereof, or as otherwise specified in the Debt Securities.

If the Fiscal Agent shall receive any notice or demand addressed to the Republic by the holder of a Debt Security, the Fiscal Agent shall promptly forward such notice or demand to the Republic.  All notice shall be deemed effective when actually received.

13.           Governing Law and Counterparts.  This Agreement shall be construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws (other than Section 5-1401 of the General Obligation Law of the State of New York), except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic.  This Agreement may be executed in any number of counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

HELLENIC REPUBLIC

By:
Name:
Title:

[•]

By:
Name:
Title:

SCHEDULE I

Date of Agreement:

Name and Address of Fiscal Agent: [•]

[•]

Republic Authorized  Signatory:

[•]

Description of Terms Agreement:

Date of Agreement:

Name of Underwriters:

[Names of Representatives]

As Representatives of the several Underwriters named in Schedule A to the Terms Agreement

c/o [Address of one of the Representatives]

Description of Debt Securities:

Aggregate principal amount:		$[•]

Form of Debt Securities:	Fully Registered

		Denominations:	$1,000 and integral multiples thereof

Interest rate:	[•]%

Currency of payment of interest:	[U.S. Dollars]
Maturity:	[•]

EXHIBIT I

CUSIP NO.

ISIN NO.

COMMON CODE

No. R-

UNLESS OR UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

$

HELLENIC REPUBLIC

      % NOTES DUE                ,

PAYABLE AS TO PRINCIPAL AND INTEREST

IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA

FULLY REGISTERED GLOBAL CERTIFICATE

The HELLENIC REPUBLIC (the “Republic”), for value received, hereby promises to pay to CEDE & CO., as the nominee of The Depository Trust Company (the “Depository”), or registered assigns on the          day of                 ,         , upon presentation and surrender of this security the principal sum specified above in lawful money of the United States of America at the office of                          , a national banking association (the “Fiscal Agent”), in The City of New York, New York, and to pay interest thereon in like money in the manner provided in the Conditions endorsed hereon from and including                          ,          (the “Issue Date”) or the most recent Interest Payment Date (as defined herein), as the case may be, next preceding the date of

1

this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this security, such interest to be payable semiannually at the rate of     % per annum on the          day of               , and the          day of                  in each year (each an “Interest Payment Date”) until the principal of this security shall have been paid, the first of such payments of interest to become due and payable on the          day of               ,         .  Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a business day in the place of payment will be payable on the next succeeding business day and no interest shall accrue for the intervening period.  The interest so payable on any such Interest Payment Date will be paid to the person in whose name this security is registered at the close of business on each                    , and                       preceding such Interest Payment Date, whether or not such date shall be a business day (each such day, a “Record Date”).

This security is a direct, unconditional, unsecured and general obligation of the Republic and will rank pari passu with all other outstanding unsecured and unsubordinated indebtedness of the Republic, present and future without any preference granted by the Republic to one above the other by reason of priority of date of issue, currency of payment or otherwise.  The full faith and credit of the Republic backs the due and punctual payment of the securities and the performance of the obligations of the Republic with respect hereto.

This security is subject to the Conditions endorsed on the reverse hereof and shall not be valid or enforceable for any purpose unless manually countersigned by the Fiscal Agent.  This security shall be dated the date of its countersignature by the Fiscal Agent.

IN WITNESS WHEREOF, the Republic has caused this security to be signed by its authorized official.

[•]	HELLENIC REPUBLIC
Fiscal Agent

By:	By:
Name:
Title:
Authorized Signatory	Authorized Official

Dated:

THE CONDITIONS WITHIN REFERRED TO

1.             This security is a permanent global certificate representing one of a duly authorized issue of       % Notes Due                       ,          of the Republic (each a “Security”, and collectively, the “Securities”), limited in aggregate principal amount to U.S. $                       and issued under the Fiscal Agency Agreement dated as of                       ,          (as the same may be amended, supplemented or otherwise modified from time to time, the “Fiscal Agency Agreement”) between the Republic and                             , as Fiscal Agent, to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties, limitations of rights, obligations and immunities thereunder of the Republic, the Fiscal Agent and the holders of the Securities.  The Securities of this issue are issuable as fully registered Securities without coupons in the denominations of $1,000 and integral multiples of $1,000 in lawful money of the United States of America.

The Republic may, from time to time, without the consent of the holders of any Securities of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series (or the same except for the payment of interest scheduled on them and paid prior to the time of their issue), so that such additional Securities may be consolidated, form a single series with and increase the aggregate principal amount of Securities of this series.  In the event of any such increase, the term “Securities” shall from then on also refer to such additionally issued Securities.

2.             The principal of and interest on this Security shall be payable without deduction or withholding for or on account of any present or future taxes, duties, fees or other charges, of whatever nature, imposed or levied by the Republic or by any county, municipality or other political subdivision or taxing authority therein or thereof (“Taxes”).  If any deduction or withholding of Taxes is required by law, the Republic will pay such amounts to the registered holder hereof who is not a resident of the Republic as may be necessary so that every net payment of the principal of and interest on this Security paid to such registered holder after making all such deductions and withholdings shall equal the amount provided for in this Security to be then due and payable, except that there will be no additional amounts paid with respect to this Security:

(a)           by or on behalf of a holder who is subject to such Tax in respect of the Security by reason of his being connected with the Republic (or any political subdivision thereof) otherwise than merely by holding the Security or receiving principal or interest in respect thereof; or

(b)           by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so; or

(c)           more than 30 days after the Relevant Date except to the extent that the holder of the Security would have been entitled to such additional payment on presenting the Security for payment on the last day of such 30 day period; or

(d)           where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to the European Union Directive on the Taxation of Savings Income.

The “Relevant Date” in relation to the Security means (i) the due date for payment thereof; or (ii) (if the full amount of the monies payable on such date has not been received by the Fiscal Agent on or prior to such due date) the date on which, the full amount of such monies having been so received, notice to that effect is duly given to the holders of Securities.

Any reference in these Conditions to principal or interest in respect of the Securities shall be deemed to include, as applicable, any additional amounts which may be payable by reason of a deduction or withholding of any amount from payments of principal or interest.

3.             Upon not less than 30 days’ prior written notice to the holder of this Security given as provided in Section 12 of the Fiscal Agency Agreement, the Republic shall have the right to require the holder of this Security, as a condition of making full payment of the principal of or interest or additional amounts, if any, on such Security, to present at the office of any paying agency at least five business days prior to each Record Date a certificate in such form as the Republic may from time to time prescribe in order to comply with applicable law or regulation, to enable the Republic to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Republic or the Fiscal Agent may be required to deduct or withhold from payment in respect of such Security under any present or future law of the United States or the Republic or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations.  The Republic shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination, but shall not be entitled to withhold all or part of any such payment except as the Republic determines in good faith to be required by applicable law or regulation.

4.             The Republic shall not create or permit to subsist any Security Interest upon any of its present or future revenues, properties or assets to secure any Public External Indebtedness of any person present or future, unless the Securities shall also be secured by such Security Interest equally and ratably with such Public External Indebtedness.

As used herein, “Security Interest” means any mortgage, charge, pledge, lien, security interest or other encumbrance securing any obligation of the Republic or any other type of preferential arrangement having similar effect over any revenues, properties or assets of the Republic.  “Public External Indebtedness” means existing or future indebtedness for borrowed money of the Republic that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market and is (i) expressed or payable or optionally payable in a currency other than the lawful currency of the Republic (including any guarantees given by the Republic for any existing or future indebtedness for borrowed money of any other person which indebtedness is expressed or payable or optionally payable in a currency other than the lawful currency of the Republic), or (ii) borrowed from or initially placed with a foreign institution or person under a contract governed by the laws of a jurisdiction other than the Republic (including any guarantees given by the Republic for any existing or future indebtedness for borrowed money of any other person which is borrowed from or initially placed with a foreign institution or person under a contract governed by the laws of a jurisdiction other than the Republic).

5.             In the event that any of the following shall occur (an “Event of Default):

(a) The Republic shall default in any payment of interest on any of the Securities and such default shall not be cured by payment thereof within 30 days from the due date for such payment;

(b) the Republic shall default in the payment of principal of the Securities when due at maturity and such default is not cured by payment thereof within seven days from the due date for such payment;

(c) the Republic shall default in the performance of any other covenant, condition or provision in the Securities and such default shall continue for a period of 30 days after written notice thereof shall have been given to the Republic and to the Fiscal Agent, attention of the Corporate Trust & Loan Agency, in The City of New York by the holder of any Security;

(d) any other Public External Indebtedness (as defined in Condition 4 above) of the Republic in an amount equal to or exceeding US$25 million (or its equivalent) is accelerated so that it becomes due and payable prior to the stated maturity thereof as a result of a default thereunder, and such acceleration has not been rescinded or annulled;

(e) any other Public External Indebtedness of the Republic in an amount equal to or exceeding US$25 million (or its equivalent) is not paid as and when due and the applicable grace period, if any, has lapsed and such nonpayment has not been cured;

(f) a general moratorium is declared by the Republic in respect of its Public External Indebtedness or the Republic announces its inability to pay its Public External Indebtedness as it matures; or

(g) any government order, decree or enactment shall be made whereby the Republic is prevented from observing and performing in full its obligations contained in the Securities;

then the holders for the time being of at least 25% of the aggregate principal amount of the outstanding Securities may (i) give notice in writing to the Republic and the Fiscal Agent in accordance with Condition 10 that the Securities are immediately due and payable at their principal amount together with accrued interest (if any) or (ii) decide at a meeting that the Securities are immediately due and payable, whereupon the Securities shall become immediately due and payable at their principal amount together with accrued interest (if any) and/or (iii) decide at a meeting that, if the case may be, they will institute litigation.

The holders of at least 66 2/3% of the aggregate principal amount of the Securities (at the time outstanding) may rescind (i) such notice of acceleration, (ii) such decision to accelerate or (iii) such decision to institute litigation if the event or events of default giving rise to the declaration or to the decisions have been cured or waived.  Such rescission shall be made no less than three Business Days prior to the accelerated payment date by giving notice in writing to the Republic and to the Fiscal Agent whereupon such declaration or decision shall be rescinded and have no further effect.  No such rescission shall affect any other or any subsequent event of default or any right of any security holder in relation thereto.  Such rescission will be conclusive and binding on all holders of the Securities.

6.             The Republic and the Fiscal Agent may, (i) at any meeting of holders of Securities duly called and held as specified in the Fiscal Agency Agreement, upon affirmative vote, in person or by proxy therunto duly authorized in writing, of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities at the time outstanding represented at the meeting, or in the case of an adjourned meeting of not less than 25% in aggregate principal amount of the Securities at the time outstanding, or (ii) by written consent of the holders (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of Securities) of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and the holders of the

Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided herby or by the Fiscal Agency Agreement to be made, given or taken by holders of Securities; provided, however, that no such action may, (x) without the affirmative vote, in person or by proxy thereunto duly authorized in writing, at any meeting of holders of Securities duly called and held as specified in the Fiscal Agency Agreement, of the holders of not less than 75% in aggregate principal amount of the Securities at the time outstanding, or in the case of an adjourned meeting of not less than 50% in aggregate principal amount of the Securities at the time outstanding, or (y) by written consent of the holders of not less than 75% in aggregate principal amount of the Securities at the time outstanding, (A) change the due date for the payment of the principal, premium (if any) or any installment of interest on the Securities, (B) reduce or cancel the principal amount or redemption price or premium (if any) of the Securities, (C) reduce the portion of the principal amount which is payable upon acceleration of the maturity of the Securities, (D) reduce the interest rate on the Securities or any premium payable upon redemption of the Securities, (E) change the currency in which interest, premium (if any) or principal will be paid or the places at which interest, premium (if any) or principal of the Securities is payable, (F) shorten the period during which the Republic is not permitted to redeem the Securities, or permit the Republic to redeem the Securities if, prior to such action, the Republic is not permitted to do so, (G) reduce the proportion of the principal amount of the Securities whose vote or consent is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities, (H) reduce the proportion of the principal amount of the Securities whose vote or consent is necessary to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided to be made in the Fiscal Agency Agreement or the terms and conditions of the Securities, (I) change the obligation of the Republic to pay additional amounts with respect to the Securities, (J) change the definition of “reserved matters” or of “outstanding” contained in the Fiscal Agency Agreement, (K) change the governing law provision of the Securities, (L) change the courts to the jurisdiction of which the Republic has submitted, its obligation under the Fiscal Agency Agreement or the terms and conditions of the Securities to appoint and maintain an agent for service of process or the waiver of immunity in respect of actions or proceedings brought by any holder based upon the Securities, or (M) appoint a committee to represent holders of the Securities after an event of default occurs with respect to the Securities.

The Republic and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities for the purpose of (A) adding to the Republic’s covenants for the benefit of the holders of Securities, (B) waiving any right or power conferred upon the Republic, (C) providing security or collateral for the Securities, (D) curing any ambiguity or curing, correcting or supplementing any defective provision in the Securities or the Fiscal Agency Agreement, (E) amending the Fiscal Agency Agreement or any of the Securities in any manner which the Republic and the Fiscal Agent may determine and which is not inconsistent with the

Securities and does not in the opinion of the Republic materially adversely affect the interest of any holder of Securities, (F) correcting in the opinion of the Republic a manifest error of a formal, minor or technical nature, or (G) complying with mandatory provisions of law or any other modification provided that such modification is not in the opinion of the Republic materially prejudicial to the interests of the holders of Securities. It shall not be necessary for the vote or consent of the holders of Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

Any instrument given by or on behalf of any holder of a Security in connection with any consent to or vote for any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities, whether or not they have given such consent or cast such demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities or the Fiscal Agency Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given by the Fiscal Agent to each holder of Securities affected thereby as soon as practicable thereafter.

For the purposes of ascertaining the right to attend and vote at any meeting of holders of Securities and for purposes of determining whether the required percentage of holders of Securities (A) is present at a meeting for quorum purposes, (B) has consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement to the Securities or the Fiscal Agency Agreement, or (C) has delivered a notice of acceleration of the Securities, any Securities that the Republic owns or controls directly or indirectly will be disregarded and deemed not to be outstanding.  For this purpose, Securities owned, directly or indirectly, by the Bank of Greece or any of the Republic’s local authorities and other local authorities’ entities will not be regarded as, or deemed to be, owned or controlled, directly of indirectly by the Republic.  As used in this paragraph “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

7.             As more fully set forth in the Fiscal Agency Agreement, the Republic has appointed the Consul General of the Republic as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding arising out of or relating to the Bonds (“Proceedings”) which may be instituted in any state or Federal court in New York, New York by the holder of any Security, and the Republic hereby expressly accepts the jurisdiction of any such court in respect of any such Proceeding subject to the qualifications stated below relating to actions brought under United States securities laws or the securities laws of any state of the United States.  Such appointment shall be irrevocable so long as any of the Securities remain outstanding, unless and until a successor Authorized Agent shall have been appointed and such successor Authorized Agent shall have accepted such appointment.  The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Notwithstanding the foregoing, any Proceeding may be instituted by the holder of any Security in any competent court in the Republic, in which case a copy of the documents filed in such court in connection with the institution of such proceeding shall be served upon the Minister of Finance of the Republic at least one month prior to the date fixed by such court to hear such matter.  The Republic hereby waives irrevocably, to the fullest extent permitted by the laws of the Republic and international conventions, any immunity from jurisdiction to which it might otherwise be entitled in any such Proceedings which may be instituted by the holder of any Security in any state or Federal court in New York, New York or in any competent court in the Republic.  In addition, the Republic hereby waives irrevocably any immunity from execution and attachment and any process in the nature thereof in any proceeding, except that, to the extent not permitted by the laws of the Republic and international conventions, such waiver shall not apply to the funds, assets, rights and general property of the Republic located in the public or to the premises of the Republic’s diplomatic missions in any jurisdiction which affords immunity thereto or with respect to assets of the Republic outside the Republic necessary for the proper functioning of the Republic as a sovereign power.  Neither such appointment nor such waiver shall be interpreted to include actions brought under the United States Federal securities laws or the securities laws of any state of the United States.  This waiver is intended to be effective upon execution of this Security without further act by the Republic before any such court, and introduction of this Security into evidence shall be final and conclusive evidence of such waiver.

8.             THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK), EXCEPT WITH RESPECT TO ITS AUTHORIZATION AND EXECUTION BY THE REPUBLIC, WHICH SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

9.             The Securities may not be redeemed by the Republic prior to maturity.

If the Republic ceases to be a member in good standing of the International Monetary Fund or ceases to be fully eligible to utilize the resources of the International Monetary Fund, upon the holder of any Security giving notice to the Republic to the Fiscal Agent, attention of the Corporate Trust & Loan Agency, in The City of New York and, for such notice to be valid, also to the Ministry of Finance, General Accounting Office, Public Debt Directorate, 37 Panepistimiou St., 101 65 Athens, Greece, not more than 60 nor less than 30 days’ notice in writing (which notice shall be irrevocable), the Republic will, upon the expiry of such notice, redeem such Security at 100% of the principal amount thereof, together, if appropriate, with accrued interest.

10.           The Republic will maintain in the Borough of Manhattan, the City and State of New York, United States of America, a paying agent (the “Paying Agent”), transfer agent (the “Transfer Agent”) and registrar (the “Registrar”) for the Securities.  So long as the Securities are listed on the Luxembourg Stock Exchange and in the event that the Securities are issued in definitive form, or the Luxembourg Stock Exchange otherwise so requires, the Republic shall appoint and maintain an additional paying agent and transfer agent in Luxembourg.  The Republic will cause the Registrar to maintain a register or registers in which shall be entered the names and addresses of the holders of the Securities of this issue and the particulars of the Securities held by them, respectively, and in which transfers of the Securities shall be registered.  Such Paying Agent, Transfer Agent and Registrar shall be                                         , in The City of New York, New York, unless and until the Republic appoints a different Paying Agent, Transfer Agent and Registrar in the same city.  In the event of any such change, or in the event that the Republic appoints an additional paying and transfer agent in Luxembourg, the Republic shall give notice of change to the holders of the Securities by mailing written notice of such event to the holders of the Securities as their names and addresses appear in the register maintained pursuant to this Condition 10.  The holders of Securities may serve notices and demands with respect to the Securities at the office of the Paying Agent, Transfer Agent and Registrar maintained pursuant to this Condition 10.

11.           This Security is transferable upon presentation for such purpose at the office of the Transfer Agent of the Republic referred to in Condition 10, accompanied by a written instrument of transfer in form approved by the Republic executed by the registered holder hereof or by his duly authorized attorney, whereupon this Security will be cancelled and one or more Securities of this issue for an equal aggregate principal amount will be delivered to the transferee.

12.           Securities of this issue upon presentation for such purpose at the office of the Transfer Agent referred to in Condition 10, accompanied by a written instrument of transfer in form approved by the Republic executed by the registered holder or by his duly authorized attorney, may be exchanged for an equal aggregate principal amount of other fully registered Securities of this issue in other authorized denominations.

13.           The Republic will make transfers and exchanges of Securities of this issue as aforesaid upon compliance by the holders of Securities with such reasonable regulations as may be prescribed by the Republic, and the Republic shall not be entitled to make any charge in respect to transfers and exchanges of Securities of this issue, but the fiscal agent and the transfer agent appointed and maintained by the Republic in Luxembourg may require from holders of Securities payment of a sum sufficient to cover any stamp or other governmental charge in connection therewith.  Each Security issued upon any such transfer or exchange shall be dated the date of its countersignature by the Fiscal Agent.

14.           Interest on the Securities of this issue shall be computed on the basis of a 360-day year of twelve 30-day months.  Unless other arrangements are made, payments of principal and interest on this Security will be made to the order of the registered holder, or, in the case of joint holders, to the order of all such joint holders or to such person as the joint holders may request in writing, provided that payment of principal will be made only upon prior presentation and surrender of this Security at the office of the Paying Agent of the Republic referred to in Condition 10.  Such check shall be mailed to the address of the registered holder as such address shall appear on the register maintained by the Registrar pursuant to Condition 10 hereof, or, in the case of joint holders, to such registered address of that one of such joint holders who is first named in the register as one of such joint holders or to such address specified in the aforementioned request of such joint holders.  The registered holder hereof or his legal personal representatives will be regarded as exclusively entitled to the principal moneys hereby secured, and in the case of joint registered holders of this Security the said principal moneys shall be deemed to be owing to them on joint account.  Any holder of Securities, the aggregate principal amount of which equals or exceeds $1,000,000, may by written notice to the Paying Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Securities by wire transfer in same-day funds to the bank account maintained by such holder in the United States.

15.           In case any Security shall at any time become mutilated or destroyed or stolen or lost, and such Security, or evidence of the loss, theft or destruction thereof (together with indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Transfer Agent or Registrar referred to in Condition 10 above, a new Security of like tenor and date will be issued by the Republic in exchange for the Security so mutilated, or in lieu of the Security so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Security, only upon receipt of evidence satisfactory to the Republic that such Security was destroyed or stolen or lost, and upon receipt also of indemnity satisfactory to the Republic and the Fiscal Agent.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security mutilated, destroyed, stolen or lost.

16.           No reference herein to the Fiscal Agency Agreement shall alter or impair the obligation of the Republic, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate and in the coin or currency, herein prescribed.